UDR, Inc.

Opening doors to the future®

Investor Presentation – Fixed Income Investor Supplement

June 2018



The Residences at Pacific City – Huntington Beach, CA
Unencumbered Wholly-Owned



CityLine – Seattle, WA
Unencumbered Wholly-Owned

Investor Relations:
Chris Van Ens
720.348.7762

BALANCE SHEET

Well Laddered Maturity Schedule


CONSOLIDATED DEBT MATURITY SCHEDULE WITH EXTENSIONS AS OF 3/31/2018
Avg Rate 2.38% 4.65% 3.87% 2.15% 4.62% 3.47% 3.99% 4.26% 2.99% 3.50% 3.50% 1.80%
$3.7B Total Debt
3.7% Avg Rate
5.1 Yr Avg Term
$600
$500
$400
$300
$200
$100
$0
8% $307
275
32
9% $317
317
13% $498
300
198
11% $409
58
350
1
11% $401
400
1
1% $41
41
9% $316
316
12% $428
300
128
9% $350
300
50
8% $300
300
8% $300
300
1% $27
27
2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 Thereafter
Secured
Unsecured
Line/CP

Strong Balance Sheet

Key Balance Sheet Metrics	1Q18
Consolidated Debt-to-Gross Asset Value	33.1%
Consolidated Fixed Charge Coverage Ratio	4.5x
Consolidated Net Debt-to-EBITDAre	5.8x

Senior Unsecured Note Covenants	1Q18	Covenant
Debt as a percentage of Total Assets	33.2%	< 65.0%
Consolidated Income Available for Debt Service to Annual Service Charge	5.1x	> 1.5x
Secured Debt as a percentage of Total Assets	7.2%	< 40.0%
Total Unencumbered Assets-to-Unsecured Debt	300.7%	> 150.0%


Steele Creek – Denver, CO
Unencumbered Wholly-Owned


345 Harrison – Boston, MA
Unencumbered Wholly-Owned

BALANCE SHEET METRICS

Strong Improvement Since 2009

- Since the financial crisis, UDR has worked to improve the strength of our balance sheet.
- Moving forward, improving operating fundamentals should continue to support additional organic deleveraging.
- UDR will continue to have a preference for unsecured debt.

Unencumbered REO

Unencumbered REO has improved from 51.2% in 2009, to 83.2% as of March 31, 2018.


Unencumbered REO
90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
51.2%
83.2%
2009 2010 2011 2012 2013 2014 2015 2016 2017 1Q18

Consolidated Debt-to-Gross Asset Value

Consolidated Debt-to-Gross Asset Value has improved from 52.8% in 2009, to 33.1% as of March 31, 2018.


Consolidated Debt-to-Gross Asset Value
55%
50%
45%
40%
35%
30%
25%
20%
52.8%
33.1%
2009 2010 2011 2012 2013 2014 2015 2016 2017 1Q18

Consolidated Net Debt-to-EBITDAre

Consolidated Net Debt-to-EBITDAre has improved from 10.1x in 2009, to 5.8x as of March 31, 2018.


Consolidated Net Debt-to-EBITDAre
11.0
10.0
9.0
8.0
7.0
6.0
5.0
4.0
10.1
5.8
2009 2010 2011 2012 2013 2014 2015 2016 2017 1Q18

Consolidated Fixed Charge Coverage

Consolidated Fixed Charge Coverage Ratio has improved from 1.9x in 2009, to 4.5x as of March 31, 2018.


Consolidated Fixed Charge Coverage
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
1.9
4.5
2009 2010 2011 2012 2013 2014 2015 2016 2017 1Q18

UNENCUMBERED POOL

UNENCUMBERED POOL TRANSFORMATION SINCE 2009

- $5.3B increase in the Unencumbered Pool, concentrated in Core Markets.
- 83% of REO Unencumbered today versus 51% in 2009.
- Total secured debt represents just 22% of total debt today, down from 58% in 4Q09.

Unencumbered Pool Overview	4Q09	1Q18
Unencumbered REO	$3.2 billion	$8.5 billion
Number of Communities	101	108
Number of Homes	24,376	31,729
Average Age	23 Years	20 Years
% of Total REO	51%	83%
Secured Debt-to-Total Debt	58%	22%
Weighted Avg. Years to Maturity	5.8	5.1
Variable Rate Debt-to-Total Debt	20.7%	13.3%


2,861 Homes
$2.0B REO
93% of Total
7,744 Homes
$1.9B REO
77% of Total
12,928 Homes
$3.6B REO
87% of Total
2,098 Homes
$361M REO
56% of Total
6,098 Homes
$598M REO
78% of Total

NOTES

Investor Relations Contact:

Chris Van Ens
cvanens@udr.com
720.348.7762